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                                                                  EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial and Operating Data" and to the use of our reports dated September 30, 1996, in the Registration Statement on Form S-1 and related Prospectus of IDT Corporation for the registration of 400,000 shares of its common stock.

                                          ERNST & YOUNG LLP

New York, New York
December 26, 1996